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                                                                      Exhibit 23
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-21951 on Form S-3, Registration Statement No. 333-44787 on Form S-3 and Registration Statement No. 333-08767 on Form S-8, of MFRI, Inc of our report dated April 30, 1998, appearing in the Annual Report on Form 10-K of MFRI, Inc. for the year ended January 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus' which are part of Registration Statements
No. 333-21951 and No. 333-44787.

DELOITTE & TOUCHE LLP


Chicago, Illinois
April 30, 1998